3Q 2019 Earnings Conference Call October 31, 2019 Insert Risk Classification

Safe Harbor Regarding Forward-Looking Statements Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DuPont, are forward-looking statements. Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) effect of competition and consolidation in Corteva’s industry; (ii) failure to successfully develop and commercialize Corteva’s pipeline; (iii) failure to obtain or maintain the necessary regulatory approvals for some Corteva’s products; (iv) failure to enforce Corteva’s intellectual property rights or defend against intellectual property claims asserted by others; (v) effect of competition from manufacturers of generic products; (vi) impact of Corteva’s dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (vii) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (viii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (ix) effect of changes in agricultural and related policies of governments and international organizations; (x) effect of disruptions to Corteva’s supply chain, information technology or network systems; (xi) competitor’s establishment of an intermediary platform for distribution of Corteva’s products; (xii) effect of volatility in Corteva’s input costs; (xiii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xiv) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xv) failure to realize the anticipated benefits of the internal reorganizations taken by DowDuPont in connection with the spin-off of Corteva; (xvi) failure to benefit from significant cost synergies and risks related to the indemnification obligations of legacy DuPont liabilities in connection with the separation of Corteva; (xvii) increases in pension and other post-employment benefit plan funding obligations; (xviii) effect of compliance with environmental laws and requirements and adverse judgments on litigation; (xix) risks related to Corteva’s global operations; (xx) effect of climate change and unpredictable seasonal and weather factors; (xxi) effect of counterfeit products; (xxii) failure to effectively manage acquisitions, divestitures, alliances and other portfolio actions; and (xxiii) risks related to the discontinuation of LIBOR. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the “Risk Factors” section of Exhibit 99.1 of Amendment No. 4 to Corteva’s Registration Statement on Form 10 and Corteva’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, as modified by subsequent reports on Form 10-Q and Current Reports on Form 8-K. 2

A Reminder About Non-GAAP Financial Measures and Pro Forma Financial Information Corteva Unaudited Pro Forma Financial Information In order to provide the most meaningful comparison of results of operations, supplemental unaudited pro forma financial information for the first quarter of 2019 and prior has been included in this presentation. This presentation presents the pro forma results of Corteva, after giving effect to events that are (1) directly attributable to the merger of DuPont and Dow, debt retirement transactions related to paying off or retiring portions of Historical DuPont’s existing debt liabilities, and the separation and distribution to DowDuPont stockholders of all the outstanding shares of Corteva common stock; (2) factually supportable and (3) with respect to the pro forma statements of income, expected to have a continuing impact on the consolidated results. Refer to Corteva’s Form 10 registration statement filed on May 6, 2019, which can be found on the investors section of the Corteva website, for further details on the above transactions. The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, and are presented for informational purposes only, and do not purport to represent what the results of operations would have been had the above actually occurred on the dates indicated, nor do they purport to project the results of operations for any future period or as of any future date. Regulation G (Non-GAAP Financial Measures) This earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures include organic sales, operating EBITDA, pro forma operating EBITDA, operating EBITDA margin, pro forma operating EBITDA margin, operating earnings per share, pro forma operating earnings per share, base tax rate, and pro forma base tax rate. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company's U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 5 of the Financial Statement Schedules. For first quarter 2019 and prior year, these non-GAAP measures are being reconciled to a pro forma GAAP financial measure prepared and presented in accordance with Article 11 of Regulation S-X. Reconciliations for these non-GAAP measures to their most directly attributable U.S. GAAP measure are provided on slides 16 - 22 of this presentation. Corteva is not able to reconcile its forward-looking non-GAAP financial measures to their most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of the company’s control, such as Significant Items, without unreasonable effort. For Significant Items reported in the periods presented, refer to page 8 of the Financial Statement Schedules. Organic sales is defined as price and volume and excludes currency and portfolio impacts. Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense. Operating EBITDA margin is defined as Operating EBITDA as a percentage of net sales. Operating earnings per share are defined as "Earnings per common share from continuing operations - diluted" excluding the after-tax impact of significant items (including goodwill impairment charges), the after-tax impact of non-operating benefits, net, and the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont. Although amortization of the Company's intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Base tax rate is defined as the effective tax rate excluding the impacts of foreign exchange gains (losses), non-operating benefits, net, amortization of intangibles as of the Separation from DowDuPont, and significant items (including goodwill impairment charges). All periods for the first quarter of 2019 and prior are on a pro forma basis as discussed above in the paragraph ‘Corteva Unaudited Pro Forma Financial Information’. 3

Perspective on Market Backdrop 3Q 2019 Highlights Weather impacts Global economy African Swine Fever Trade and tariffs 4

Progress on Five Priorities for Shareholder Value Creation 3Q 2019 Highlights 01 02 03 04 05 Instill a strong Drive disciplined Develop innovative Attain best-in-class Deliver above- culture capital allocation solutions cost structure market growth Expanded employee Declared second Delivered greater than Realized merger cost Gained share in North engagement to drive continuous quarterly $30 million in operating synergies of America(1) Pioneer “owner” mindset in dividend and executed improvement from new approximately $100 brand corn and soybean identification and share repurchases under products in the quarter, million for the quarter, seed, Brazil summer execution of the recently authorized consistent with plan to maintaining momentum corn seed, and productivity initiatives program – approximately deliver over $150 million to deliver $350 million in insecticides and throughout the $220 million combined this year from new merger cost synergies for fungicides globally organization cash return expected by products the full year the end of 2019 (1) Based on current reported USDA acreage for 2019. 5

3Q 2019 Highlights(1) Net Sales Pro Forma Operating EBITDA(2) 3Q Highlights Reported net sales down 2%; organic(2) $1.95B sales flat for the quarter with shifts in Reported $1.91B Operating both segments 2% (2) EBITDA Operating EBITDA(2) improvement Organic(2) 18% driven by shift of Seed volumes from $(207)M second quarter due to weather-related $(251)M (3) Flat planting delays in North America and 3Q'18 3Q'19 (3) 3Q'18 3Q'19 synergies Currency devaluation, primarily the (2) Reported Sales Op. EBITDA Margin Improvement Brazilian Real, was more than a $40 >200 bps margin expansion due to shift of North (2) Crop million hurt to operating EBITDA Seed America seed sales into the quarter and cost 24% Protection 12% synergy realization Selling, general & administrative and R&D costs down 2% Improved Performance Due to Seed and Cost Synergies (1) GAAP loss from continuing operations after income taxes was $(527) million, an improvement of 90% versus prior year, primarily due to goodwill impairment recorded in third quarter 2018. Refer to Financial Statement Schedules for further disclosure. (2) Organic sales, Operating EBITDA and Operating EBITDA Margin are non-GAAP measures. See slide 3 for further discussion. (3) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. 6

3Q 2019 Regional Highlights

Net Sales

North America



$0.5B
$0.6B
Reported
16%
Organic(1)
16%
3Q'18
3Q'19

Latin America



$0.9B
$0.8B
Reported
13%
Organic (1)
11%
3Q'18
3Q'19

Asia Pacific



$0.2B
$0.2B
Reported
8%
Organic (1)
6%
3Q'18
3Q'19

Europe, Middle East, Africa



$0.3B
$0.3B
Reported
3%
Organic (1)
8%
3Q'18
3Q'19

Regional Highlights

North America: *Setting stage*

- Seed sales up due to late planting
- Late harvest impacting fall CP applications
- Share gains in Pioneer brand corn and soybeans
- Aggressive 2020 ramp of Qrome® corn and Enlist E3[2] soybeans

Latin America: *Timing shifts*

- Sales decline due to strong early demand in 2Q and currency
- Delays in seasonal rain in Brazil pushing CP sales into 4Q
- Share gain in summer corn
- Strong mix improvement in Leptra and PowerCore® Ultra

Asia Pacific: *Dynamic market*

- Seed net sales growth in South Asia and Philippines
- Expansion of Pyraxalt™ and Spinetoram insecticides
- Severe drought in Australia, Indonesia, and Thailand reduced planted and treated acres

Europe, Middle East, Africa: *Steady growth*

- Market share gains due to route-to-market changes and new products
- Continued ramp of new products, particularly Arylex™ cereal herbicide and seed treatment
- Phasing out of chlorpyrifos and picoxystrobin in EU-28

(1) Organic sales growth is a non-GAAP measure. See slide 3 for further discussion.
(2) Enlist E3™ soybeans are jointly developed by Dow AgroSciences and MS Technologies™

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Update on 2H and Full Year Operating EBITDA[(1)] Guidance

Estimated 2H 2019 Pro Forma Operating EBITDA[(1)]: ~ ($70)



($ in millions)
($201)
~($80)
~($70)
H2 2018[(2)]
Synergies
New Products
NA Q2 to Q3 Shift
LA Q3 to Q2 Shift
Input/Launch Costs
Currency
H2 2019E

Key Drivers:

- Volume shift to 3Q in NA from delayed planting offsetting shift to 2Q from early CP demand in LA
- Continued growth and price realization on supply-constrained, high-demand products
- Pipeline delivery pace ahead of expectations
- Synergy benefits in seed production partially offset by new product launch investments

Estimated 2019 Pro Forma Operating EBITDA[(1)]: down 8 percent



($ in millions)
$2,072
~$1,900
2018 [(2)]
Synergies
New Products
Other Price & Volume
NA Market Impact
Input/Launch/ Selling Costs
Currency
2019E[(2)]

Key Drivers:

- Currency impact, primarily from Brazilian Real and Euro
- $350 million in synergies
- New product pipeline delivering with strong contribution from new Crop Protection products
- ~$250 million weather-related reduction in North America
- Increased input costs due to higher raw materials and new product launch costs

Expect 2019 Pro Forma Operating EBITDA[(1),(2)] at ~$1.9B, Low End of the Previous Range

(1) Operating EBITDA is a non-GAAP measures. Corteva does not provide a reconciliation of forward-looking GAAP measures. See Slide 3 for further discussion.
(2) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X.

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3Q 2019 Highlights ($’s in millions, except EPS) 3Q 2019 3Q 2018(1) Change Net Sales $1,911 $1,947 (2)% GAAP Net Loss from Continuing Operations After Income Taxes $(527) $(5,336) 90%(3) Operating EBITDA(2) $(207) $(251) 18% Operating EBITDA Margin(2) (10.8)% (12.9)% ~210 bps GAAP EPS from Continuing Operations $(0.69) $(7.13) 90%(3) Operating EPS(2) $(0.39) $(0.60) 35% 3Q 2019 Net Sales 3Q 2019 Op. EBITDA(2) ($ in billions) ($ in millions) $(251) $(207) $1.95 $1.91 (2) Q3'18 Op. Synergies Volume Price/Cost Currency Selling/Other Q3'19 Op. Q3'18 Net North EMEA Asia Latin Currency Q3'19 Net (1) (2) (2) (2) (2) Sales America Pacific (2) America Sales EBITDA EBITDA Delivering Earnings Improvement Over Prior Year (1) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. (2) Operating EBITDA, Operating EBITDA margin, Operating earnings per share and organic net sales are non-GAAP measures. See slide 3 for further discussion. (3) Improved GAAP loss from continuing operations after income taxes and GAAP EPS from continuing operations was primarily driven by the 2018 $4,503 million goodwill impairment charge. 9

3Q 2019 Operating EPS(1) Variance $(0.39) Operating $(0.60) EPS(1) Operating EPS(1) $0.08 $0.13 $0.14 $0.04 $(0.12) $(0.06) Q3'18 (2) Synergies Volume Price/Cost/Selling Currency Change in Tax EGL/Other Q3'19 Rate Key Drivers Delivered on cost savings from synergies which contributed 14 cents to operating earnings per share on disciplined cost reductions and R&D productivity Price/Cost/Selling includes impact of increased grower incentives and replant 13 cents primarily from EGL due to favorable impact from foreign denominated monetary assets and liabilities (excludes impact of Argentina devaluation) Synergies and Volume More Than Offset Currency and Price Impacts (1) Operating earnings per share is a non-GAAP measures. See slide 3 for further discussion. GAAP EPS for the third quarter 2018 and 2019 was $(7.13) and $(0.69), respectively. (2) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. 10

3Q 2019 Segment Performance Highlights Crop Protection Performance Highlights ($’s in millions) 3Q 2019 3Q 2018(1) . Strong early demand in the second quarter and delayed soybean planting in Brazil shifted sales to Net Sales $1,230 $1,396 the fourth quarter Operating EBITDA $119 $159 . Operating EBITDA pressured by impact of sales shifts in Latin America, higher grower incentive Operating EBITDA Margin 9.7% 11.4% discounts, currency, and new product launch costs, partially offset by cost savings from synergies Seed Performance Highlights (1) ($’s in millions) 3Q 2019 3Q 2018 . Stronger sales due to delayed planting in North America which shifted soybean and corn sales into Net Sales $681 $551 the quarter Operating EBITDA $(295) $(372) . Improved operating EBITDA due to timing of seed sales and cost savings from synergies, partially offset Operating EBITDA Margin (43.3)% (67.5)% by the impact of higher replant in corn and soybeans in North America and currency (1) First quarter 2019 and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X. 11

FY19 Guidance - Operating Earnings Per Share[1]

($ in millions, except per share information)	Guidance	Sensitivities and Comments
Net Sales	**~ (3)%**	No change from prior guidance; organic sales[1] flat
Corteva Pro Forma Operating EBITDA[1]	**~1,900**	Low end of prior range due to continued headwinds from currency
Depreciation	(575)	Updated to reflect full-year forecast
Interest Income	50	No change
Interest Expense	**~ (100)**	Updated to reflect full-year forecast
Subtotal	**~ 1,275**	
Taxes (excluding EGL)	**(240 – 270)**	
Base Tax Rate[1] (percent)	19 - 21	No change
Exchange Losses – net, after tax	**(70 – 80)**	Updated to reflect full-year estimated cost of program
Net Income – Non-controlling interest	**(20 – 30)**	Updated to reflect full-year forecast
Operating Earnings[1]	**~ 900 - 940**	
Diluted Shares	~750	No change
Operating Earnings Per Share[1]	**~1.20 – 1.26**	Updated to narrow range with mid-point improvement of $0.04 per share versus prior guidance mid-point

(1) Pro Forma Operating EBITDA, base tax rate, operating earnings, operating earnings per share, and organic sales are non-GAAP measures. Corteva does not provide a reconciliation of forward-looking non-GAAP measures. See slide 3 for further discussion.

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13

3Q 2019 Regional Net Sales Highlights – Crop Protection North Reported Organic(1) Latin Reported Organic(1) America 7% 7% America 21% 20% CP Global Net Sales 3Q 2019 3Q 2018 3Q 2019 3Q 2018 Net Sales ($MM) $397 $425 Net Sales ($MM) $491 $621 $1.4B $1.2B Volume Price Currency Portfolio Volume Price Currency Portfolio (4)% (3)% - % - % (19)% (1)% (1)% - % Reported Increased grower incentive discounts Early demand for CP products shifted 12% demand into second quarter Delayed seasonal rains in Brazil shifting Organic(1) Elevated channel inventory levels after missed spring applications sales into 4Q 11% Reported Organic(1) Asia Reported Organic(1) EMEA 12% 16% Pacific 15% 14% 3Q'18 3Q'19 3Q 2019 3Q 2018 3Q 2019 3Q 2018 Volume Price Currency Portfolio Net Sales ($MM) $183 $163 Net Sales ($MM) $159 $187 (9)% (2)% (1)% - % Volume Price Currency Portfolio Volume Price Currency Portfolio 16% - % (4)% - % (8)% (6)% (1)% - % TM Strong demand for Arylex cereal Volumes impacted by drought conditions herbicide in Australia Currency continues to challenge due to (1) Organic sales growth is a non-GAAP measures. See slide 3 for further discussion. volatility in Euro 14

3Q 2019 Regional Net Sales Highlights – Seed North Reported Organic(1) Latin Reported Organic(1) America 102% 102% America 7% 9% Seed Global Net Sales 3Q 2019 3Q 2018 3Q 2019 3Q 2018 Net Sales ($MM) $226 $112 Net Sales ($MM) $271 $254 $0.7B Volume Price Currency Portfolio Volume Price Currency Portfolio $0.6B 165% (63)% - % - % (5)% 14% (2)% - % Reported Delayed planting shifted soybean and Improved technology mix driving price 24% corn sales into the quarter Volume shifts into 4Q for corn due to late Organic(1) Higher replant in soybean and corn delayed seasonal rains in Brazil 26% Reported Organic(1) Asia Reported Organic(1) 8% 3% 19% 23% 3Q'18 3Q'19 EMEA Pacific 3Q 2019 3Q 2018 3Q 2019 3Q 2018 Volume Price Currency Portfolio 31% (5)% (2)% - % Net Sales ($MM) $122 $133 Net Sales ($MM) $62 $52 Volume Price Currency Portfolio Volume Price Currency Portfolio (5)% 2% (5)% - % 18% 5% (4)% - % Declines in canola on drought conditions Strong early demand for corn in in North and Central Europe Philippines Currency headwinds from the Euro Improved pricing in India due to high (1) Organic sales growth is a non-GAAP measures. See slide 3 for further discussion. demand for other crops 15

Corteva Selected Non-GAAP Calculation of Corteva Operating EBITDA Three Months Ended September 30, Nine Months Ended September 30, 2019 2018 2019 2018 In millions As Reported Pro Forma Pro Forma Pro Forma (Loss) income from continuing operations, net of tax (GAAP) 1 $ (527) $ (5,336) $ 68 $ (4,191) (Benefit for) provision for income taxes (104) (28) 146 194 (Loss) income from continuing operations before income taxes $ (631) $ (5,364) $ 214 $ (3,997) + Depreciation and Amortization 226 215 711 667 - Interest income (13) (12) (46) (63) + Interest expense 19 13 67 51 + / - Exchange (gains) losses, net (22) 74 37 140 + / - Non-operating benefits, net (32) (49) (106) (155) + Goodwill impairment charge - 4,503 - 4,503 + Significant items charge 246 369 886 876 2 Corteva Operating EBITDA (Non-GAAP) $ (207) $ (251) $ 1,763 $ 2,022 1. Pro forma income from continuing operations, net of tax, has been prepared in accordance with Article 11 of Regulation S-X and is considered the most directly comparable GAAP measure to Pro Forma Operating EBITDA. 2. Corteva Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs) - net and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits (costs) - net consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, environmental remediation and legal costs associated with Historical DuPont businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense. 16

Corteva
Selected Segment Information

Net sales by segment

In millions	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Seed	$ 681	$ 551	$ 6,347	$ 6,716
Crop Protection	1,230	1,396	4,516	4,756
Total net sales	$ 1,911	$ 1,947	$ 10,863	$ 11,472

Corteva Operating EBITDA

In millions	Three Months Ended September 30, 2019 *As Reported*	Three Months Ended September 30, 2018 *Pro Forma*	Nine Months Ended September 30, 2019 *Pro Forma*	Nine Months Ended September 30, 2018 *Pro Forma*
Seed	$ (295)	$ (372)	$ 1,066	$ 1,226
Crop Protection	119	159	789	905
Corporate	(31)	(38)	(92)	(109)
Corteva Operating EBITDA (Non-GAAP) [1]	$ (207)	$ (251)	$ 1,763	$ 2,022

1. Corteva Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs) - net and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits (costs) - net consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, environmental remediation and legal costs associated with Historical DuPont businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the company as pre-tax income or expense.

Operating EBITDA margin

	Three Months Ended September 30, 2019 *As Reported*	Three Months Ended September 30, 2018 *Pro Forma*	Nine Months Ended September 30, 2019 *Pro Forma*	Nine Months Ended September 30, 2018 *Pro Forma*
Seed	-43.3%	-67.5%	16.8%	18.3%
Crop Protection	9.7%	11.4%	17.5%	19.0%
Total Operating EBITDA margin (Non-GAAP) [2,3]	-10.8%	-12.9%	16.2%	17.6%

2. Operating EBITDA margin is Operating EBITDA as a percentage of net sales.

3. Operating EBITDA margin %'s for Corporate are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

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Corteva significant items (Pretax) Three Months Ended September 30, Nine Months Ended September 30, 2019 2018 2019 2018 In millions As Reported Pro Forma Pro Forma Pro Forma Seed Loss on divestiture - - (24) - Gain on sale of assets - - - 24 Restructuring and asset-related charges - net (47) (190) (123) (273) Inventory amortization (15) - (67) - Total Seed (62) (190) (214) (249) Crop Protection Restructuring and asset-related benefits (charges) - net 1 (30) (24) (42) Total Crop Protection 1 (30) (24) (42) Corporate Integration and separation costs (152) (134) (582) (384) Loss on debt extinguishment - - (13) - Restructuring and asset-related charges - net - (15) (20) (151) Argentina devaluation (33) - (33) - Income tax items 1 - - - (50) Total Corporate (185) (149) (648) (585) Total significant items by segment (Pretax) (246) (369) (886) (876) Total tax impact of significant items 40 15 52 120 Tax only significant items 38 (2) 38 (61) Total significant items charge, net of tax $ (168) $ (356) $ (796) $ (817) 1. Includes a foreign exchange loss related to adjustments to Historical DuPont’s foreign currency exchange contracts as a result of U.S. tax reform, included in other income - net. 18

Corteva

Selected Segment Information - Price, Volume Currency Analysis

Region

	Q3 2019 vs. Q3 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)		Local Price & Product Mix	Volume	Currency	Portfolio / Other
	$ (millions)	%	$ (millions)	%				
North America	$ 86	16%	$ 86	16%	-15%	31%	—%	—%
EMEA	9	3%	22	8%	1%	7%	-5%	—%
Asia Pacific	(18)	-8%	(14)	-6%	-4%	-2%	-2%	—%
Latin America	(113)	-13%	(101)	-11%	4%	-15%	-2%	—%
Rest of World	(122)	-9%	(93)	-7%	2%	-9%	-2%	—%
Total	$ (36)	-2%	$ (7)	—%	-3%	3%	-2%	—%

Seed

	Q3 2019 vs. Q3 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)		Local Price & Product Mix	Volume	Currency	Portfolio / Other
	$ (millions)	%	$ (millions)	%				
North America	$ 114	102%	$ 114	102%	-63%	165%	—%	—%
EMEA	(11)	-8%	(5)	-3%	2%	-5%	-5%	—%
Asia Pacific	10	19%	12	23%	5%	18%	-4%	—%
Latin America	17	7%	21	9%	14%	-5%	-2%	—%
Rest of World	16	4%	28	7%	10%	-3%	-3%	—%
Total	$ 130	24%	$ 142	26%	-5%	31%	-2%	—%

Crop Protection

	Q3 2019 vs. Q3 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)		Local Price & Product Mix	Volume	Currency	Portfolio / Other
	$ (millions)	%	$ (millions)	%				
North America	$ (28)	-7%	$ (28)	-7%	-3%	-4%	—%	—%
EMEA	20	12%	27	16%	—%	16%	-4%	—%
Asia Pacific	(28)	-15%	(26)	-14%	-6%	-8%	-1%	—%
Latin America	(130)	-21%	(122)	-20%	-1%	-19%	-1%	—%
Rest of World	(138)	-14%	(121)	-12%	-1%	-11%	-2%	—%
Total	$ (166)	-12%	$ (149)	-11%	-2%	-9%	-1%	—%

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Corteva

Selected Segment Information - Price, Volume Currency Analysis

Region

	Nine Months Ended September 30, 2019 vs. Nine Months Ended September 30, 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)		Local Price & Product Mix	Volume	Currency	Portfolio / Other
	$ (millions)	*%*	*$ (millions)*	*%*				
North America	$ (634)	-10%	$ (606)	-10%	-3%	-7%	—%	—%
EMEA	(43)	-2%	164	7%	1%	6%	-9%	—%
Asia Pacific	22	2%	66	7%	4%	3%	-5%	—%
Latin America	46	3%	114	7%	4%	3%	-4%	—%
Rest of World	25	—%	344	6%	2%	4%	-6%	—%
Total	$ (609)	-5%	$ (262)	-2%	—%	-2%	-3%	—%

Seed

	Nine Months Ended September 30, 2019 vs. Nine Months Ended September 30, 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)		Local Price & Product Mix	Volume	Currency	Portfolio / Other
	$ (millions)	*%*	*$ (millions)*	*%*				
North America	$ (352)	-8%	$ (338)	-8%	-4%	-4%	—%	—%
EMEA	(22)	-2%	93	7%	1%	6%	-9%	—%
Asia Pacific	1	—%	18	6%	2%	4%	-6%	—%
Latin America	4	1%	29	5%	6%	-1%	-4%	—%
Rest of World	(17)	-1%	140	6%	3%	3%	-7%	—%
Total	$ (369)	-5%	$ (198)	-3%	-1%	-2%	-2%	—%

Crop Protection

	Nine Months Ended September 30, 2019 vs. Nine Months Ended September 30, 2018				Percent Change Due To:			
	Net Sales Change (GAAP)		Organic Change (Non-GAAP)		Local Price & Product Mix	Volume	Currency	Portfolio / Other
	$ (millions)	*%*	*$ (millions)*	*%*				
North America	$ (282)	-15%	$ (268)	-15%	-2%	-13%	—%	—%
EMEA	(21)	-2%	71	6%	1%	5%	-8%	—%
Asia Pacific	21	3%	48	7%	4%	3%	-4%	—%
Latin America	42	4%	85	8%	2%	6%	-4%	—%
Rest of World	42	1%	204	7%	2%	5%	-6%	—%
Total	$ (240)	-5%	$ (64)	-1%	1%	-2%	-4%	—%

CORTEVA agriscience

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Corteva Selected Non-GAAP Calculation of Corteva Operating EPS Three Months Ended September 30, 2019 2018 2019 2018 $ (millions) $ (millions) EPS (diluted) EPS (diluted) As Reported Pro Forma As Reported Pro Forma Net loss from continuing operations attributable to Corteva (GAAP) $ (516) $ (5,341) $ (0.69) $ (7.13) Less: Non-operating benefits - net, after tax 23 38 0.03 0.05 Less: Amortization of intangibles (as of Separation), after tax (80) (71) (0.11) (0.09) Less: Goodwill impairment charge, after tax - (4,503) - (6.01) Less: Significant items charge, after tax (168) (356) (0.22) (0.48) 1 Operating Earnings (Non-GAAP) $ (291) $ (449) $ (0.39) $ (0.60) Nine Months Ended September 30, 2019 2018 2019 2018 $ (millions) $ (millions) EPS (diluted) EPS (diluted) Pro Forma Pro Forma Pro Forma Pro Forma Net income (loss) from continuing operations attributable to Corteva (GAAP) $ 58 $ (4,214) $ 0.08 $ (5.62) Less: Non-operating benefits - net, after tax 84 121 0.11 0.16 Less: Amortization of intangibles (as of Separation), after tax (250) (227) (0.33) (0.30) Less: Goodwill impairment charge, after tax - (4,503) - (6.01) Less: Significant items charge, after tax (796) (817) (1.06) (1.09) 1 Operating Earnings (Non-GAAP) $ 1,020 $ 1,212 $ 1.36 $ 1.62 1. Operating earnings is defined as net income from continuing operations attributable to Corteva excluding the after-tax impact of significant items (including goodwill impairment charges), non-operating benefits - net, and amortization of intangible assets (as of Separation). Although amortization of intangible assets (as of Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets 21

Corteva Selected Non-GAAP Calculation of Corteva Base Tax Rate Three Months Ended September 30, Nine Months Ended September 30, 2019 2018 2019 2018 As Reported Pro Forma Pro Forma Pro Forma Net (loss) income from continuing operations before income taxes (GAAP) $ (631) $ (5,364) $ 214 $ (3,997) Add: Significant items - charge 246 369 886 876 Goodwill impairment charge - 4,503 - 4,503 Non-operating benefits - net (32) (49) (106) (155) Amortization of intangibles (as of Separation) 100 88 314 284 Less: Exchange gains (losses), net 22 (74) (37) (140) (Loss) income from continuing operations before income taxes, significant items, goodwill impairment charges, non-operating benefits - net, amortization of intangibles (existing as of Separation), and exchange gains (losses), net (Non-GAAP) $ (339) $ (379) $ 1,345 $ 1,651 (Benefit from) provision for income taxes on continuing operations (GAAP) $ (104) $ (28) $ 146 $ 194 Add: Tax benefits on significant items charge 78 13 90 59 Tax expenses on goodwill impairment charge — — — — Tax expenses on non-operating benefits - net (9) (11) (22) (34) Tax benefits on amortization of intangibles (as of Separation) 20 17 64 57 Tax (expenses) benefits on exchange gains/losses (25) — (13) 14 (Benefit from) provision for income taxes on operating earnings, excluding exchange gains (losses) (Non-GAAP) $ (40) $ (9) $ 265 $ 290 Effective income tax rate (GAAP) 16.5% 0.5% 68.2% -4.9% Significant items, goodwill impairment charge, non-operating benefits, and amortization of intangibles (existing as of Separation) effect -11.8% 1.5% -46.9% 23.2% Tax rate from continuing operations before significant items, goodwill impairment charge, non-operating benefits - net, and amortization of intangibles (existing as of Separation) 4.7% 2.0% 21.3% 18.3% Exchange gains (losses) effect 7.1% 0.4% -1.6% -0.7% Base income tax rate from continuing operations (Non-GAAP) 11.8% 2.4% 19.7% 17.6% 1. Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items, goodwill impairment charges, amortization of intangibles (existing as of Separation), and non-operating benefits - net. 22